UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road,	Winchester,	Virginia	22602
(Address of principal executive offices			(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

American Woodmark Corporation

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 25, 2023, American Woodmark Corporation (the “Company”) issued a press release (the “Release”) announcing preliminary results for its fourth quarter and fiscal year ended April 30, 2023 (the “Results”). As stated in the Release, the Results were considered preliminary in part because a final determination around the treatment of antidumping and countervailing duties for imported Vietnamese plywood was scheduled to occur prior to the completion of the Company’s standard year-end closing procedures and such determination may have impacted the Results. On May 26, 2023, the Company was notified that the final determination hearing has now been extended until July 14, 2023, which will be after the due date of our Annual Report on Form 10-K. Therefore, the matter is not expected to impact our financial results for the fiscal year ended April 30, 2023, but the matter will continue to be described as a possible loss contingency in the footnotes to our financial statements. Management now believes that the Results are final, but they do remain subject to potential further changes upon completion of the Company’s standard year-end closing procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ PAUL JOACHIMCZYK	/s/ M. SCOTT CULBRETH

Paul Joachimczyk	M. Scott Culbreth
Senior Vice President and Chief Financial Officer	President & Chief Executive Officer

Date: May 30, 2023	Date: May 30, 2023
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer